UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2008

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In response to inquiries from stockholders, Kana Software, Inc. (“KANA”) is considering granting a limited waiver of the 4.9% ownership restriction under its stockholder rights plan.

KANA adopted its rights plan in January 2006 to protect KANA’s ability to carry forward and utilize its net operating losses. In order to prevent an “ownership change,” as defined in the Internal Revenue Code, the rights plan imposes a significant penalty upon any person or group that acquires 4.9% or more of KANA’s outstanding common stock (the “Common Stock”) without the prior approval of KANA’s board of directors. Due to the passage of time, KANA now has increased flexibility, and has accordingly determined that it could permit purchases of a limited number of its outstanding shares by holders of its Common Stock that otherwise would be restricted by the rights plan, without causing an “ownership change.”

In order to be eligible for a waiver permitting open-market purchases of shares that would result in ownership of more than 4.9% of the outstanding Common Stock, interested stockholders must provide KANA with the following information: (i) the name of holder, (2) the number of shares currently beneficially owned, (3) the number of shares that the holder wishes to purchase, (4) confirmation that the holder is not part of any “group” (as defined in federal securities law) with respect to KANA Common Stock, and (5) contact information (email and telephone). In order to be eligible for a limited waiver, stockholders must provide this information by facsimile addressed to Michael J. Shannahan at (650) 614-8161, no later than the end of business on Friday, October 3, 2008. KANA’s board of directors will then determine the basis on which it will allocate any waivers of the restriction under its right plan among any stockholders who have provided this information by that time, and KANA will communicate the terms of any such waiver directly to such stockholders.

KANA does not anticipate that any waiver will permit the acquisition by any person of more than 9.9% of its outstanding Common Stock, and anticipates that any waiver will be limited to purchases within a specified period. Until KANA specifically advises a stockholder that it has approved a waiver for that stockholder, the 4.9% ownership limitation will remain in effect for that stockholder, and any waiver will be granted only on such terms as may be approved by KANA’s board of directors.

KANA is not making, and will not make, any recommendation to any stockholder as to whether it should purchase shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ Michael J. Shannahan
Michael J. Shannahan
Chief Financial Officer

Date:	September 26, 2008